MASTR Seasoned Securities Trust 2005-2 (MSSTR 05-2)
Whole Loan 30YR Fixed-Rate (Group 1)

Deal Size		$80mm	approx.

GWAC		6.59%	+/- 10bps

WAM		311	+/- 3 months

California		39%	approx.

WA FICO		727	approx.

WA LTV		65%	approx.

Avg Loan Size		$271k	approx.

Documentation	Full	69%	approx.

Owner Occupied		96%	approx.

SF/PUD		91%	approx.

Deinquencies	30days	2.25%	approx.
	60days	0.50%	approx.

Cash-Out Refi		24%	approx.

AAA Ratings		2 of 3 (S&P, Moodys. Fitch)

Estimated Subordination Level		3.00%	approx.

Settlement Date		10/31/05

Depositor	Mortgage Asset Securitization Transactions, Inc.
Master Servicer/Bond Administrator	Wells Fargo Bank Minnesota, NA

All numbers approximate.
All tranches subject to 5% size variance.
1% Cleanup Call

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.  The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.

Loan Purpose:	No Cash-Out Refi	56.1%	approx.	56.0000%	56.5100%
	Purchase	25.7%	approx.	26.0200%	24.4600%
	Other	18.2%	approx.	17.9700%	19.0300%

Doc. Type	Full/Alt	96.2%	approx.	97.1400%	92.1500%
	Other	3.8%	approx.	2.8500%	7.8500%

Property Type	SF/PUD	93.8%	approx.	95.2700%	87.9800%
	Other	6.2%	approx.	4.7300%	12.0200%

Occupancy	Primary	96.8%	approx.	97.0300%	95.6000%
	Secondary	2.5%	approx.	2.4100%	3.0600%
	Investor	0.7%	approx.	0.5600%	1.3400%